Exhibit 10.2
A. SCHULMAN, INC.
2006 INCENTIVE PLAN
1.00 PURPOSE
The Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase stockholder value by [1] providing Participants an opportunity to acquire and maintain an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Group’s business is largely dependent.
2.00 DEFINITIONS
When used in the Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in the Plan, the form of any defined term or of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect even if the Company is not subject to the Act.
Annual Meeting. The annual meeting of the Company’s stockholders.
Award. Any Dividend Equivalent, Cash-Based Award, Incentive Stock Option, Nonqualified Stock Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Whole Share granted under the Plan.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan will govern.
Beneficial Owner. A “beneficial owner” as defined in Rule 13d-3 under the Act.
Board. The Company’s board of directors.
Business Combination. With respect to the payment, exercise or settlement of any Award subject to Code §409A, a “change in control” as defined under Code §409A.
Cash-Based Award. An Award granted under Section 13.00.

Cause. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):
[1] Gross neglect of duties the Participant owes to the Company or to the Participant’s Service Recipient;
[2] The Participant knowingly committing misfeasance or knowingly permitting nonfeasance of duties in any material respect; or
[3] The Participant commits a felony.
Change in Control. With respect to the payment, exercise or settlement of any Award not subject to Code §409A and unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):
[1] Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 25 percent or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or
[2] The following individuals cease for any reason to constitute a majority of the number of persons then serving on the Board (“Board Members”): individuals who, on the date hereof, constitute the Board and any new Board Member (other than a Board Member whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of Board Members) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Board Members then still in office who either were Board Members on the date hereof or whose appointment, election or nomination for election was previously so approved; or
[3] The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than [a] a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or [b] a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing 25 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or
[4] The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75 percent of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Further, notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan if, with respect to a Participant, the Participant participates as an equity investor in the acquiring entity or any of its Affiliates (the “Acquiror”). For purposes of the preceding sentence, such Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of [a] obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters, [b] obtaining Beneficial Ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company or [c] passive ownership of less than 3 percent of the stock of the Acquiror.

For purposes of this definition, “Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that the term will not include [a] the Company or any Related Entity, [b] a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Related Entity, [c] an underwriter temporarily holding securities pursuant to an offering of those securities, or [d] a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Code. The Internal Revenue Code of 1986, as amended or superseded, and all pertinent regulations and rulings directly related to the Plan and published IRS rulings of general application issued under the Code.
Committee. The Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. A. Schulman, Inc., a Delaware corporation, and any and all successors to it.
Consultant. Any person who performs services for the Company or any Related Entity other than an Employee or a Director. A person’s status as a Consultant will be determined as of the Grant Date of each Award made to that person.
Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.
Director. A person who, on an applicable Grant Date, [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders) and [2] is not an Employee. A person’s status as a Director will be determined as of the Grant Date of each Award made to that person.
Disability. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):
[1] With respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Code §409A, “disabled” as defined under Code §409A; and
[2] With respect to any Award not described in subsection [1] of this definition, “disability” as defined in Code §22(e)(3).

Disability will be determined by the Committee in good faith upon receipt of sufficient medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
Dividend Equivalents. An Award granted under Section 14.00.
Effective Date. The date the Plan is adopted by the Board subject to approval by the Company’s stockholders at the first Annual Meeting after the date the Board adopts the Plan subject to approval by the Company’s stockholders. However, other than Restricted Stock, no Awards will be granted or Shares issued under the Plan unless and until the Company’s stockholders approve the Plan. Between the date the Board approves the Plan and the date the Company’s stockholders vote to approve the Plan, the Committee may issue Restricted Stock, subject to the terms of Sections 5.00 and 8.00 and contingent on approval of the Plan by the Company’s stockholders. If the Company’s stockholders approve the Plan, the Committee may grant Awards subject to the Plan’s terms and any conditionally granted Restricted Stock Awards will be deemed to have been granted, subject to restrictions described in the associated Award Agreement, as of the Grant Date. If the Company’s stockholders do not approve the Plan, [1] this document will have no force or effect and it will be revoked as of the Effective Date and [2] any conditionally granted Restricted Stock will be revoked as of the Grant Date.
Employee. Any person who performs services for the Company or any Related Entity as a common-law employee. A person’s status as an Employee will be determined as of the Grant Date of each Award made to that person. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common-law employee of the Company or any Related Entity for any reason and on any basis will be treated as a common-law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose under the Plan.
Exercise Price. The amount, if any, a Participant must pay to exercise an Option or the amount upon which the value of a Stock Appreciation Right is based.
Expiration Date. The last date that an Option or Stock Appreciation Right may be exercised.
Fair Market Value. The value of one Share on any relevant date, determined under the following rules:
[1] If the Shares are traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest and lowest selling prices on the relevant date, if it is a trading day, otherwise on the next trading day; or
[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Committee in good faith and consistent with any applicable provisions under the Code.

Full Value Award. Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units and Whole Shares.
Grant Date. The date an Award is granted.
Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.
Group Member. Each entity that is a member of the Group.
Incentive Stock Option. An Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.
Key Employee. A “specified employee” as defined under Code §409A.
Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.
Option. An Award granted under Section 6.00. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee, Consultant or Director to whom an Award has been granted and which is still outstanding.
Performance-Based Award. An Award granted subject to Section 15.00.
Performance Criteria. The criteria described in Section 15.02.
Performance Period. The period over which the Committee will determine if applicable Performance Criteria have been met.
Performance Share. An Award granted under Section 11.00.
Performance Unit. An Award granted under Section 12.00.
Plan. The A. Schulman, Inc. 2006 Incentive Plan.
Plan Year. The Company’s fiscal year.
Prior Plan. The A. Schulman, Inc. 2002 Equity Incentive Plan. Upon approval of the Plan by the Company’s stockholders, no more awards will be granted under the Prior Plan, although awards may be granted under the Prior Plan up to the date the Company’s stockholders approve the Plan, and the Prior Plan will remain in effect after the Company’s stockholders approve the Plan for purposes of determining any grantee’s right to awards issued under the Prior Plan before that date. If the Company’s stockholders do not approve the Plan, the Prior Plan will remain in effect until the expiration date specified in its governing documents.
Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.

Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c) but modified as permitted under rules issued under any Code section relevant to the purpose for which the definition is applied.
Restricted Stock. An Award granted under Section 8.00.
Restricted Stock Unit. An Award granted under Section 9.00.
Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.
Retirement. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated in any employment agreement or change in control agreement, if applicable):
[1] With respect to Participants who are Employees, Termination after age 60; and
[2] With respect to Participants who are Directors, Termination of service as a Director [a] after serving one full term as an elected Director and [b] being nominated for election to a second consecutive full term.
Separation from Service. A “separation from service” as defined under Code §409A.
Service Recipient. The Group Member with whom an Employee, Consultant or Director has a direct service relationship.
Shares. Shares of common stock, par value $1.00 per share, of the Company or any security of the Company issued in substitution, exchange or in place of these shares.
Stock Appreciation Right (“SAR”). An Award granted under Section 10.00.
Subsidiary. A “subsidiary corporation” as defined under Code §424(f).
Termination.
[1] If a Participant is an Employee, a termination of the Employee’s common-law employment relationship with the Company and all Related Entities for any reason, although a Termination will not occur if the Employee becomes a Consultant who provides bona fide services to the Company or any Related Entity;
[2] If a Participant is a Consultant, a termination of the Consultant’s service relationship with the Company and all Related Entities for any reason; and
[3] If a Participant is a Director, a termination of the Director’s service on the Board and any Related Board for any reason.
Whole Share. An Award granted under Section 7.00.

3.00 PARTICIPATION
3.01 Awards.
[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Employees, Consultants and Directors will be granted Awards and [b] establish the types of Awards to be granted and the terms and conditions relating to those Awards.
[2] The Committee may establish different terms and conditions [a] for each type of Award granted, [b] for each Participant receiving the same type of Award and [c] for the same Participant for each Award received, whether or not those Awards are granted at different times.
[3] In the sole discretion of the Committee, and consistent with applicable law, Awards also may be made, subject to the restrictions set forth in 4.04 and in connection with a “corporate transaction” as defined under Code §424, in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Related Entity or a company acquired by the Company or with which the Company combines.
3.02 Conditions of Participation. By accepting an Award, each Participant agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other terms and conditions imposed on the Award; and
[2] That the Board or the Committee, as appropriate, may amend the Plan and any Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or an outstanding Award Agreement.
4.00 ADMINISTRATION
4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person that it deems appropriate and the authority to grant Awards covering up to 25,000 Shares quarterly to Participants (or prospective Participants) who are not Covered Officers. However, and except to the extent provided in the preceding sentence, the Committee may not delegate any discretionary duties assigned to it or any duty that the Committee is required to discharge to comply with Code §162(m) or other applicable laws.

4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee will prepare and deliver or cause to be prepared and delivered an Award Agreement to each affected Participant. The Award Agreement will describe:
[1] The terms of the Award, including, to the extent applicable, [a] the type of Award, [b] when and how the Award may be exercised, [c] any Exercise Price associated with the Award and [d] how the Award will or may be settled; and
[2] To the extent different from the terms of the Plan, any other terms and conditions affecting the Award.
4.04 Restriction on Repricing. No Award (including Options and SARs) may be “repriced.” For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect: [1] lowering the Exercise Price of an Option or SAR after it is granted, [2] any other action that is treated as a repricing under generally accepted accounting principles or [3] canceling an Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock, in exchange for another Option, Restricted Stock or other Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.
5.00 LIMITS ON STOCK SUBJECT TO AWARDS
5.01 Number of Authorized Shares of Stock. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award may not be more than the sum of:
[1] The number of Shares that, on the date the Plan is approved by the Company’s stockholders, are authorized to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan; plus
[2] The number of Shares that, on the date the Plan is approved by the Company’s stockholders, are subject to awards issued under the Prior Plan but which are subsequently forfeited under the terms of the Prior Plan; plus
[3] 1,750,000.
If the Company’s stockholders do not approve the Plan, the Prior Plan will remain in effect until the expiration date specified in its governing documents. Any Shares described in this section, including those described in Sections 5.01[1] and [2], may be subject to Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan.
The Shares to be delivered under the Plan may consist, in whole or in part, of Treasury Shares or authorized but unissued Shares not reserved for any other purpose.

5.02 Reduction Ratio. As appropriate, the limits imposed under Sections 5.01, 5.04 and 5.05 will be:
[1] Conditionally reduced by the number of Shares underlying each Award (including SARs) that is not a Full Value Award and by 1.77 times the number of Shares underlying each Award that is a Full Value Award; and
[2] Absolutely reduced by [a] the number of Shares underlying any exercised or settled Award (including SARs) that is not a Full Value Award and [b] 1.77 times the number of Shares underlying any settled Full Value Award; and
[3] Increased by the number of Shares by which the limits imposed under Sections 5.01, 5.04 and 5.05 were conditionally reduced when any Award (including SARs) was granted that is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing Shares or without the payment of cash or a cash equivalent.
The number of Shares (if any) withheld to pay any Exercise Price or to satisfy any tax withholding obligation associated with the exercise or settlement of an Award (or part of an Award) will not be recredited to the number of authorized Shares.
5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Committee will appropriately adjust [1] the number of Shares that may be issued subject to Awards that may or will be granted to Participants during any period, [2] the aggregate number of Shares available for Awards or subject to outstanding Awards (as well as any share-based limits imposed under the Plan), [3] the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.
5.04 Limits on Incentive Stock Options. Subject to Section 5.03, of the Shares authorized under Section 5.01, up to 500,000 may be issued subject to Incentive Stock Options.
5.05 Limits on Awards to Covered Officers. Subject to Section 5.03, during any Plan Year, no Covered Officer may be granted [1] Options covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B), [2] SARs covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B), [3] Performance-Based Awards that are to be settled in Shares covering more than 100,000 Shares and [4] more than $2,500,000 in cash paid in settlement of Performance-Based Awards.
6.00 OPTIONS
6.01 Nature of Award. An Option gives a Participant the right to purchase a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including paying the Exercise Price) are met before the Expiration Date. However, an Option will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the Option is not exercised before the Expiration Date.
6.02 Granting Options. At any time during the term of the Plan, the Committee may grant [1] Incentive Stock Options to Employees of the Company or of any Subsidiary and [2] Nonqualified Stock Options to Employees, Consultants and Directors. The Award Agreement associated with each Option grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the Option may be exercised, procedures for exercising the Option and any other terms and conditions affecting the Option and may specify that the Option is a Performance-Based Award under Section 15.00.
6.03 Exercise Price. Except as provided in Section 6.04[4] or to the extent necessary to implement Section 3.01[3], each Option will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.
6.04 Special Rules Affecting Incentive Stock Options. Regardless of any other Plan provision:
[1] No provision of the Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422.
[2] The aggregate Fair Market Value of the Shares (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities) may not be greater than $100,000 [or other amount specified in Code §422(d)], as calculated under Code §422.
[3] No Incentive Stock Option may be exercised after the tenth anniversary of its Grant Date [or the fifth anniversary of its Grant Date in the case of an Incentive Stock Option granted to a 10% Owner (as defined below)].
[4] The Exercise Price of an Incentive Stock Option may never be less than 100 percent (110 percent in the case of a 10% Owner) of the Fair Market Value of a Share underlying the Incentive Stock Option, measured as of the Grant Date.
For purposes of this section, a “10% Owner” means any Employee who, at the time an Incentive Stock Option is granted, owns (or is treated as owning) [as defined in Code §424(d)] more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary.
6.05 Exercising Options. An Option may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee) along with payment of the Exercise Price in accordance with the method or methods described in the associated Award Agreement. Options may be exercised only to purchase whole Shares; the portion of any Option to purchase a fractional Share will be cancelled without any consideration to the affected Participant.
6.06 Rights Associated With Options. Unless otherwise specified in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised Option.
7.00 WHOLE SHARES
At any time during the term of the Plan, the Committee may grant Whole Shares to Employees, Consultants and Directors, although no more than 250,000 Shares may be issued as Whole Shares. Whole Shares may be granted on any basis and subject to any terms and conditions that the Committee or the Board, as the case may be, believes to be appropriate.
8.00 RESTRICTED STOCK
8.01 Nature of Award. Restricted Stock are Shares issued on the Award’s Grant Date which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated Restriction Period only if the terms and conditions specified in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.
8.02 Granting Restricted Stock. At any time during the term of the Plan, the Committee may grant Restricted Stock to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled and any other terms and conditions affecting the Restricted Stock and may specify that the Restricted Stock is a Performance-Based Award under Section 15.00.
8.03 Earning Restricted Stock. Restricted Stock will be held by the Company as escrow agent and will be:
[1] Forfeited, if the applicable terms and conditions have not been met; or
[2] Released from escrow and distributed to the Participant as soon as administratively feasible after the last day of the Restriction Period, if the applicable terms and conditions have been met.
Unless specifically provided otherwise in this Plan, the Award Agreement relating to Restricted Stock that is not a Performance-Based Award may not provide that the Restricted Stock will be earned more rapidly than 33-1/3 percent annually beginning on the first anniversary of the Grant Date.
Any fractional Share of Restricted Stock will be cancelled without any consideration to the affected Participant.

8.04 Rights Associated With Restricted Stock. During the Restriction Period and unless otherwise specified in the associated Award Agreement, each Participant to whom Restricted Stock has been issued:
[1] May exercise full voting rights associated with that Restricted Stock; and
[2] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock, although any dividends or other distributions paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.
9.00 RESTRICTED STOCK UNITS
9.01 Nature of Award. Restricted Stock Units give a Participant the right to receive a specified number of Shares (or cash equal to the Fair Market Value of those Shares) if the terms and conditions described in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock Units will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.
9.02 Granting Restricted Stock Units. At any time during the term of the Plan, the Committee may grant Restricted Stock Units to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock Unit grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Restricted Stock Units and may specify that the Restricted Stock Units are a Performance-Based Award under Section 15.00.
9.03 Earning Restricted Stock Units. Restricted Stock Units will be:
[1] Forfeited, if the applicable terms and conditions have not been met; or
[2] Settled in the manner described in Section 9.04, if the applicable terms and conditions have been met.
Unless specifically provided otherwise in this Plan, the Award Agreement relating to Restricted Stock Units that are not a Performance-Based Award may not provide that the Restricted Stock Units will be earned more rapidly than 33-1/3 percent annually beginning on the first anniversary of the Grant Date.
9.04 Settling Restricted Stock Units. As soon as administratively feasible after the applicable terms and conditions have been met, Restricted Stock Units will be settled [1] in full Shares equal to the number of Restricted Stock Units to be settled and all Restricted Stock Units relating to fractional Shares will be cancelled without any consideration to the affected Participant, [2] for cash equal to the whole number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date and all Restricted Stock Units relating to fractional Shares will be cancelled without any consideration to the affected Participant or [3] in a combination of Shares and cash computed under Sections 9.04[1] and [2].

The method of settling Restricted Stock Units will be described in the associated Award Agreement.
9.05 Rights Associated With Restricted Stock Units. During the Restriction Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying Restricted Stock Units.
10.00 STOCK APPRECIATION RIGHTS
10.01 Nature of Award. A SAR gives a Participant the right to receive the difference between the SAR’s Exercise Price and the Fair Market Value of a Share on the date the SAR is exercised, but only if the terms and conditions described in the Plan and the associated Award Agreement are met before the Expiration Date. However, a SAR will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the SAR is not exercised before the Expiration Date.
10.02 Granting SARs. At any time during the term of the Plan, the Committee may grant SARs to Employees, Consultants and Directors. The Award Agreement associated with each SAR grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the SAR may be exercised, procedures for exercising the SAR, the form in which the SAR will be settled if the SAR is earned and any other terms and conditions affecting the SAR and may specify that the SAR is a Performance-Based Award under Section 15.00.
10.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each SAR will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.
10.04 Exercising and Settling SARs. SARs may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee). As soon as administratively feasible after the SARs are exercised, SARs will be settled in [1] full Shares equal to the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [a] the number of SARs being exercised, and divided by [b] the Fair Market Value of a Share on the date the SARs are exercised, [2] cash equal to [a] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [b] the whole number of SARs being exercised or [3] a combination of full Shares and cash computed under Sections 10.04[1] and [2]. The method of settling SARs will be specified in the associated Award Agreement. However, in no case may SARs relating to fractional Shares be exercised; any SAR relating to a fractional Share will be automatically cancelled without any consideration to the affected Participant.
10.05 Rights Associated With SARs. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised SAR.

11.00 PERFORMANCE SHARES
11.01 Nature of Award. Performance Shares give a Participant the right to receive a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Shares will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.
11.02 Granting Performance Shares. The Committee may grant Performance Shares to Employees, Consultants and Directors. The Award Agreement associated with each Performance Share grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Shares subject to the Award and any other terms and conditions affecting the Performance Shares and may specify that the Performance Shares are a Performance-Based Award under Section 15.00.
11.03 Earning Performance Shares. After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Shares will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification, a Participant will receive one Share for each Performance Share earned, and any fractional Share relating to an earned Performance Share will be cancelled without any consideration to the affected Participant.
11.04 Rights Associated With Performance Shares. During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to Shares underlying the Performance Shares.
12.00 PERFORMANCE UNITS
12.01 Nature of Award. Performance Units give a Participant the right to receive cash equal to the Fair Market Value of a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Units will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.
12.02 Granting Performance Units. The Committee may grant Performance Units to Employees, Consultants and Directors. The Award Agreement associated with each Performance Unit grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Units subject to the Award and any other terms and conditions affecting the Performance Units and may specify that the Performance Units are a Performance-Based Award under Section 15.00.
12.03 Earning Performance Units. After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Units will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification, each Participant will receive cash equal to the number of Performance Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date.
12.04 Rights Associated With Performance Units. During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Performance Units or the Shares underlying the Performance Units.
13.00 CASH-BASED AWARDS
The Committee may grant Cash-Based Awards to Employees, Consultants and Directors. The Award Agreement associated with each Cash-Based Award grant will describe the terms and conditions affecting the Cash-Based Award and may specify that the Cash-Based Award is a Performance-Based Award under Section 15.00.
14.00 DIVIDEND EQUIVALENTS
14.01 Nature of Award. Dividend Equivalents give a Participant the right to receive the same dividends the Participant would have received had he or she actually owned the Shares underlying the Dividend Equivalent Award but only if the terms and conditions described in the associated Award Agreement are met. If those conditions are not met, the Dividend Equivalent will be forfeited.
14.02 Granting Dividend Equivalents. At any time during the term of the Plan, the Committee may grant Dividend Equivalents to Employees, Consultants and Directors. The Award Agreement associated with each Dividend Equivalent grant will describe the terms and conditions that must be met if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Dividend Equivalents and may specify that the Dividend Equivalents are a Performance-Based Award under Section 15.00.
14.03 Earning Dividend Equivalents. Dividend Equivalents will be:
[1] Forfeited, if the applicable terms and conditions have not been met; or
[2] Settled in the manner described in Section 14.04, if the applicable terms and conditions have been met.
14.04 Settling Dividend Equivalents. If the terms and conditions specified in the associated Award Agreement are met, Dividend Equivalents will be settled in cash without any adjustment to reflect the time-value of money during the period beginning on the date that the dividend would have been paid had the Participant actually owned the underlying Shares and the date the Dividend Equivalents are settled. The date Dividend Equivalents are settled will be specified in the associated Award Agreement.

15.00 PERFORMANCE-BASED AWARDS
15.01 Nature of the Award. A Performance-Based Award may be granted to any Participant in any form of Award, and the associated Award Agreement may specify that the Award is intended to be qualified performance-based compensation under Code §162(m). As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award will be conditioned on the attainment of performance objectives derived from one or more Performance Criteria over a Performance Period.
15.02 Performance Criteria.
[1] The performance objectives relating to a Performance-Based Award will be derived from one or more of the following Performance Criteria:
[a] Net earnings;

[b] Earnings per Share;

[c] Net sales;

[d] Net income (before and after taxes);

[e] Net income;

[f] Net operating profit;

[g] Return measures (including return on assets, capital, equity or sales);

[h] Cash flow (including operating cash flow and free cash flow);

[i] Cash flow return on capital;

[j] Earnings before and after taxes, interest, depreciation and/or amortization;

[k] Gross or operating margins;

[l] Productivity ratios;

[m] Share price (including total stockholder return);

[n] Expense targets; and

[o] Margins.
[2] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company and/or any Related Entity, [b] by any combination of the Company and its Related Entities or [c] by any combination of segments, products or divisions of the Company and Related Entities. In addition, the performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.
15.03 Establishing Performance Objectives.
[1] With respect to Participants who are Covered Officers, the Committee will establish in writing [a] the performance objectives to be applied to each Performance-Based Award granted to a Covered Officer and the Performance Period over which their attainment will be measured, [b] the method for computing the Performance-Based Award that will be granted, vested, exercisable and/or settled if (and to the extent that) the Covered Officer meets those performance objectives and [c] the Covered Officer or class of Covered Officers meets to which the performance objectives apply.
[2] Performance objectives relating to Covered Officers must be established in writing [a] while the outcome for that Performance Period is substantially uncertain and [b] no later than 90 days after the beginning of the applicable Performance Period or, if earlier, after 25 percent of the applicable Performance Period has elapsed.
[3] The Committee may grant Performance-Based Awards to Participants who are not Covered Officers either by [a] following the procedures described in Sections 15.03[1] and [2] or [b] by following any other procedure the Committee believes is appropriate.
15.04 Certification of Performance. The Committee will certify in writing whether the performance objectives and other terms and conditions imposed on a Performance-Based Award granted to a Covered Officer have been met at the end of the related Performance Period and no Performance-Based Award will be granted, vested, exercisable and/or settled to or with respect to a Covered Officer until the Committee makes this certification. The Committee may adopt this same procedure (or apply another procedure it believes to be appropriate) to establish whether the terms and conditions associated with Performance-Based Awards granted to Participants who are not Covered Officers have been met.
15.05 Modifying Performance-Based Awards. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award granted to a Covered Officer or increase the amount of the Performance-Based Award that may be granted, vested, exercisable and/or settled to or with respect to a Covered Officer if those performance objectives are met. However, to the extent consistent with Code §162(m), performance objectives affecting Covered Officers may be calculated without regard to extraordinary items or unforeseen events. In addition, the Committee may reduce or eliminate the amount of any Cash-Based Award that may be granted, vested, exercisable and/or settled if the performance objectives are met.
16.00 TERMINATION/OTHER LIMITS ON EXERCISABILITY
16.01 Effect of Termination on Awards Other Than Performance-Based Awards. Unless specified otherwise in the associated Award Agreement or the Plan, the following treatment will apply to Awards other than Performance-Based Awards upon a Termination:
[1] Retirement. If a Participant Terminates due to Retirement:
[a] All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Retirement date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] 24 months after the Retirement date. However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option.
[b] A prorata portion of all Dividend Equivalents, Restricted Stock and Restricted Stock Units granted to the Participant will be vested on the Retirement date. The amount vested will equal the number of Restricted Stock, Restricted Stock Units and Dividend Equivalents that are, by their terms, unvested at Retirement multiplied by the number of whole months between the Grant Date and the Retirement date and divided by the number of whole months specified in the Award Agreement over which the Award otherwise would vest.
[c] All Whole Shares will vest or be forfeited as provided in the Award Agreement.
[d] All other Awards granted to the Participant that have not been designated as Performance-Based Awards and which are unvested or have not been earned or settled when the Participant Retires will be forfeited on the Retirement date.
[2] Death or Disability. If a Participant Terminates due to death or Disability:
[a] All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] 24 months after Termination due to death or Disability. However, an Incentive Stock Option that is not exercised within 12 months after Termination due to death or Disability will be treated as a Nonqualified Stock Option.
[b] All outstanding Dividend Equivalents, Restricted Stock and Restricted Stock Units granted to the Participant will be vested on the Termination date.
[c] All Whole Shares will vest or be forfeited as provided in the Award Agreement.
[d] All other Awards granted to the Participant that have not been designated as Performance-Based Awards and which are unvested or have not been earned or settled when the Participant dies or Terminates due to Disability will be forfeited on the Termination date.

[3] Cause. When (and if) a Participant commits an act that constitutes Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited on the date of that occurrence.
[4] Termination for any Other Reason. If a Participant Terminates for any reason not described in Section 16.01[1], [2] or [3], [a] all outstanding unvested Awards that have not been designated as Performance-Based Awards will be forfeited on the Termination date and [b] all vested Options and SARs then held by a Terminating Participant and that have not been designated as Performance-Based Awards may be exercised before the earlier of [i] 90 days after Termination or [ii] the Expiration Date specified in the associated Award Agreement.
16.02 Effect of Termination on Performance-Based Awards. Unless specified otherwise in the associated Award Agreement:
[1] A Participant who Terminates due to death, Disability or Retirement will receive a prorata portion of all Performance-Based Awards then held by the Participant that are then subject to a pending Performance Period will be settled at the end of that Performance Period but only if at the end of the pending Performance Period, the Committee certifies that the associated performance objectives have been met. The portion of the Award to be settled under this section will be the amount of the Award that would have been due if the Participant had not Terminated due to death, Disability or Retirement multiplied by the number of whole months between the Grant Date and the Termination date and divided by the number of whole months specified in the Award Agreement over which the Award otherwise will be earned.
[2] A Participant who Terminates for any reason other than death, Disability or Retirement during a pending Performance Period will forfeit any Award that otherwise might have been earned during that Performance Period, whether or not the performance objectives established for that Performance Period are met at any time during that Performance Period.
16.03 Code §409A. Regardless of any other provision in the Plan or any Award Agreement:
[1] Subject to Section 16.03[2], if a Participant’s Termination is not a Separation from Service, the payment, exercise or settlement of any Award subject to Code §409A will not be made or permitted before the Participant Separates from Service.
[2] If a Participant is a Key Employee, the payment, exercise or settlement of any Award subject to Code §409A will not be made or permitted earlier than the first day that it may be paid, exercised or settled without generating penalties under Code §409A.
16.04 Other Limits on Exercisability. Unless otherwise specified in the associated Award Agreement or other written agreement between an Employee or a Consultant and the Company or any Related Entity and regardless of any other Plan provision, all Awards granted to an Employee or a Consultant that have not been exercised or settled will be forfeited if the Employee or Consultant:

[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation or limited liability company or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s or a Related Entity’s business or renders any service to entities that compete with any portion of the Company’s or a Related Entity’s business;
[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company or any Related Entity after having been requested to do so; or
[3] Deliberately engages in any action that the Committee concludes could harm the Company or any Related Entity.
17.00 EFFECT OF BUSINESS COMBINATION OR CHANGE IN CONTROL
17.01 Exercise and Settlement. Upon, as appropriate and depending on whether the Award is or is not subject to Code §409A, a Business Combination or a Change in Control and, unless specified otherwise in the associated Award Agreement or in a separate change in control agreement (or written agreement of similar import), all of a Participant’s Awards will be [1] fully vested and exercisable and [2] all performance objectives will be deemed to have been met as of the date of the Business Combination or Change in Control.
17.02 Effect of Code §280G. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or a Related Entity, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be subject to the excise tax imposed by Code §4999:
[1] The Payor will consider the feasibility of offering substitute awards that would not constitute “parachute payments” under Code §280G and that would not generate penalties under Code §409A; and
[2] To the extent that a substitution is not feasible or that the payments and benefits due to the Participant still would be subject to the excise tax imposed by Code §4999, the Payor will reduce the payments and benefits due to the Participant under the Plan to the greater of $0.00 or an amount that is $1.00 less than the amount that otherwise would generate the excise tax under Code §4999.
If the reduction described in Section 17.02[2] applies, within ten business days of the effective date of the event generating the payments and benefits [or, if later, the date of the change in control (as defined in Code §280G)], the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within ten business days of receiving the Notice of Reduction, the Participant may specify to the Payor how and against which benefit or payment source the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within ten business days of receiving the Notice of Allocation. If the

Payor has not received a Notice of Allocation from the Participant within ten business days of the date of the Notice of Reduction, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under the Plan. If a Notice of Allocation has been returned but is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction on the basis of the reductions specified in that Notice of Allocation.
18.00 TERMINATION, SUSPENSION AND AMENDMENT OF PLAN AND AWARD AGREEMENTS
18.01 Termination, Suspension or Amendment of the Plan. The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by [1] applicable requirements of the law or [2] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [3] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act with respect to any employee benefit plan of the Company, or [4] without the consent of the affected Participant (and except as specifically provided in the Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement before those amendments are adopted.
18.02 Amendment and Termination of Award Agreements. Without the mutual written consent of both the Company and the affected Participant, once issued, an Award Agreement may not be amended except as specifically provided in the Plan or the Award Agreement. However, nothing in this section will restrict the Committee’s right to amend an Award Agreement without additional consideration to the affected Participant to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Award Agreement before those amendments are adopted.
19.00 MISCELLANEOUS
19.01 Assignability. Except as described in this section or as provided in Section 19.02, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.
19.02 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
19.03 No Guarantee of Continuing Services. Except as otherwise specified in the Plan, nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Service Provider to Terminate any Employee or Consultant at any time;
[2] Conferring on any Participant any right to continue as an Employee, Consultant or Director;
[3] Guaranteeing that any Employee, Consultant or Director will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
19.04 Tax Withholding. The Service Recipient or other responsible person will withhold or collect any amount required to be remitted in advance payment of any taxes associated with the exercise or settlement of any Award. Subject to Code §409A, this amount may be [1] withheld from other amounts due to the Participant, [2] withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or from any compensation or other amount owing to the Participant or [3] collected directly from the Participant.
19.05 Indemnification. Each individual who is or was a member of the Committee (or to whom any duties have been delegated under Section 4.02) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Committee members (and any person to whom any duties have been delegated under Section 4.02) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Committee or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.

19.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company or any Related Entity to establish other plans or to pay compensation to its employees, consultants or directors, in cash or property, in a manner not expressly authorized under the Plan.
19.07 Requirements of Law. The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
19.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
19.09 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
19.10 Term of the Plan. The Plan will be effective on the Effective Date. Subject to Section 18.00, the Plan will continue until the tenth anniversary of the Effective Date. However, the Committee’s authority to issue any Performance-Based Awards to Covered Officers will expire no later than the first Annual Meeting that occurs in the fifth year following the year in which the Company’s stockholders approve the Plan.
19.11 Rights as Stockholders. Unless otherwise specified in the associated Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Award [1] will bear all dividend and voting rights associated with all Shares and [2] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which Shares are then listed or traded or any blue sky or state securities laws.
19.12 Successors. The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
19.13 International Employees. To provide the same motivation to materially increase stockholder value and to enable the Company to attract and retain the services of outstanding managers at its international locations, the Company will adopt incentives for its foreign locations that provide, as closely as possible, the same motivational effect as Awards provided to domestic Participants. Also, the Committee may grant Awards to Employees who are subject to the tax laws of nations other than the United States under terms and conditions that differ from other Awards granted under the Plan but which are required to comply with applicable foreign tax laws.